Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for Citibank, N.A.
Country	Sub-Custodian	Address
Argentina	Citibank, N.A., Buenos Aires Branch	Bartolome Mitre 530
1036 Buenos Aires
Australia	Citigroup Pty. Limited	Level 15, 120 Collins Street
Melbourne, Victoria 3000
Austria	Citibank, N.A., Milan Branch	Foro Buonaparte, 16 Casella Postale 10932
20121 Milan
Bahrain	Citibank, N.A., Bahrain Branch	Citibank House
Seef District
Manama
Kingdom of Bahrain
Bangladesh	Citibank, N.A., Bangladesh Branch	109 Gulshan Avenue
Dhaka - 1212
Bangladesh
Belgium	Citibank International Limited., London Branch	Citigroup Centre, Canary Wharf
London E14 5LB
Bermuda	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Bermuda Limited	6 Front Street
Hamilton HM11
Bosnia - Herzegovina:	UniCredit Bank d.d.	Zelenih Beretki 24
The Federation of Bosnia and Herzegovina (Sarajevo)		71000 Sarajevo
Bosnia - Herzegovina:	UniCredit Bank d.d.	Zelenih Beretki 24
The Republika of Srpska (Banja Luka)		71000 Sarajevo
Botswana	Standard Chartered Bank of Botswana Limited
5th Floor Standard House Bldg
The Mall, Queens Road
PO Box 496
Gaborone, Botswana

Brazil	Citibank, N.A., Sao Paolo Branch	Avenida Paulista 1111, 3rd Floor
Sao Paulo, SP01311-920

Bulgaria
	Citibank Europe plc, Bulgaria Branch	2 Maria Louisa Blvd.
TZUM Business Centre, Floor 5,
Sofia 1000, Bulgaria

Canada	Citibank Canada	Citibank Place, 123 Front Street West
Toronto, Ontario M5J 2M3
Chile	Banco de Chile	Ahumada 251
Santiago
Chile
China	Citibank, N.A., Hong Kong Branch (B Shares)	Citibank, N.A. Hong Kong Branch
44/F Citibank Tower, Citibank Plaza
3 Garden Road, Central, Hong Kong

Citibank (China) Co., Ltd (A Shares)
35F Citigroup Tower, No. 33 Hua Yuan Shi Qiao Road,
Shanghai, P. R. China

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A No.99-02, First Floor
Santa Fe de Bogota D.C.
Costa Rica	Banco Nacional de Costa Rica	1st and 3rd Avenue, 4th Street
San Jose
Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Radnicka cesta 50
10000 Zagreb, Croatia
Cyprus	Citibank International Limited, Greece Branch	8 Othonos Street
10557 Athens, Greece
Czech Republic	Citibank Europe plc, organizacni slozka	Evropska 178
Praha 6, 166 40
Denmark	Nordea Bank Danmark A/S	Helgeshoej Alle 33
DK-2630 Taastrup
Egypt	Citibank, N.A., Cairo Branch	4 Ahmed Pasha
Garden City, Cairo
Estonia	Swedbank AS	Liivalaia 8
15040 Tallinn
Finland	Nordea Bank Finland Plc.	Aleksis Kiven Katu 3-5
Helsinki
France	Citibank International Limited, London Branch	Citigroup Centre, Canary Wharf
London E14 5LB
Georgia	JSC Bank of Georgia	29a Gagarini str.
Tbilisi 0160
Georgia
Germany	Citigroup Global Markets Deutschland AG	Reuterweg 16
60323 Frankfurt am Main
Ghana	Standard Chartered Bank of Ghana Limited	High Street Building, 1st Floor,
P O Box 768
Accra, Ghana
Greece	Citibank International Limited, Greece Branch	8 Othonos Street
10557 Athens, Greece
Hong Kong	Citibank, N.A., Hong Kong Branch	44/F Citibank Tower, Citibank Plaza
3 Garden Road, Central, Hong Kong
Hungary	Citibank Europe plc Hungarian Branch Office	Szabadsag ter 7-9
Budapest V., H 1051
* Iceland	Not Applicable. Citibank is a direct member of Clearstream Banking, which is an ICSD.
India	Citibank, N.A., Mumbai Branch	3rd Floor, Trent House
G-60 Bandra Kurla Complex
Bandra East, Mumbai 400051
Indonesia	Citibank, N.A., Jakarta Branch	Citibank Tower, 15th Floor, JL. Jend. Sudirman Kav. 54-55
Jakarta 12910
Ireland	Citibank, N.A., London Branch	Citigroup Centre, Canary Wharf
London E14 5 LB, United Kingdom

Israel		Platinum Building
21 Ha'arba'a Street
	Citibank, N.A., Israel Branch	Tel Aviv 64739, Israel
Italy	Citibank, N.A., Milan Branch	16 Foro Buonaparte
20121 Milan
Jamaica	Scotia Investments Jamaica Limited	7 Holborn Road
Kingston 10, Jamaica W.I.
Japan	Citibank Japan Limited	Shin Marunochi Building, 5-1,
Marunochi 1-chome, Chiyoda-ku
Tokyo 100-6517
Jordan	Standard Chartered Bank, Jordan Branch	Shmeissani Branch
Al-Thaqafa Street , Building # 2
Amman 11110,
Jordan

Kazakhstan	JSC "Citibank Kazakhstan"	Park Palace, Building A
41 Kazibek Bi Street
Almaty, 050010
Republic of Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Barclays Plaza
Mezzanine 3
Loita Street
Nairobi, Kenya 00100
Korea	Citibank Korea Inc.	16th Floor, Citibank Korea Inc. Building
39 Da-dong
Joong-ku, Seoul 100-180, Korea
Kuwait	Citibank, N.A., Kuwait Branch	Ahmed Tower, Building No. 1P.O. Box 26027
Sharq, Kuwait City
Kuwait

Latvia	Swedbank AS acting through its agent, Swedbank AS	Liivalaia 8
15040 Tallinn
Lebanon	The Hong Kong & Shanghai Banking Corporation Limitedacting through its agent, HSBC Bank Middle East Ltd.	PO Box 11-1380,
Riad El Solh, Beirut 1107 2080
Lithuania	Swedbank AS acting through its agent, "Swedbank" AB	Liivalaia 8
15040 Tallinn, Estonia
Macedonia (Republic of Macedonia)	Raiffeisen Bank International AG	AM Stadtpark 9
Vienna 1030
Austria
Malaysia	Citibank Berhad	Level 42 Menara Citibank
165 Jalan Ampang, 50450 Kuala Lumpur
*Malta	Not Applicable. Citibank is a direct member of Clearstream Banking, which is an ICSD.
Mexico	Banco Nacional de Mexico, S.A.	3er Piso Norte, Act. Roberto Medellin No. 800
Col. Santa Fe D.F. 01210
Morocco	Citibank Maghreb	-Zenith Millenium Immeuble 1
Sidi Maarouf B.P. 40
Casablanca 20190
Morocco
Mauritius	The Hong Kong & Shanghai Banking Corporation Limited	5th Floor Les Cascades Building, Edith Cavell Street
Port Louis, Mauritius
Namibia	Standard Bank of South Africa Limited acting through its agent, Standard Bank Namibia Limited	Standard Bank Centre,
2nd Floor, Corner Werner List Street & Post Street Mall,
PO Box 3327,
Windhoek,
Namibia.
Netherlands	Citibank International Limited, London Branch	Citigroup Centre, Canary Wharf
London E14 5LB
New Zealand	Citibank, N.A., New Zealand Branch
Level 16, 120 Collins Street,
Melbourne Vic. 3000.
Nigeria	Citibank Nigeria Limited	27, Kofo Abayomi Street
Victoria Island
Lagos, Nigeria
Norway	DNB Bank ASA	Dronning Eufemias gate 30
0021 Oslo, Norway
Oman	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Oman S.A.O.G.
2nd Floor Al Khuwair
PO Box 1727 PC 111
Seeb,
Sultanate of Oman

Pakistan	Citibank, N.A., Karachi Branch	Global Securities Services, AWT Plaza
I.I. Chundrigar Road, Karachi 74200
Palestine	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	Jaffa Street Ramallah, PO Box 2067
Ramallah, Palestine
Panama	Citibank, N.A., Panama Branch	Torre B, Piso 14
Calle Punta Darién y Punta Coronado
Urbanización Punta Pacífica
San Francisco, Ciudad de Panamá
República de Panamá

Peru	Citibank del Peru S.A.	Canaval y Moreyra No 480
San Isidro, Lima 27
Philippines	Citibank, N.A., Manila Branch	Citibank Tower, 8741 Paseo de Roxas
Makati, Metro Manila
Poland	Bank Handlowy w Warszawie S.A.	Senatorska 16
00-923 Warsaw 55
Portugal	Citibank International Limited, Sucursal em Portugal	Sucursal em Portugal, Edificio Fundacao
Rua Barata Salgueiro, No 30 - 4th floor, 1269-056 Lisboa
Qatar	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Bank Middle East Limited	PO Box 57, Doha
State of Qatar
Romania	Citibank Europe plc, Dublin - Romania Branch	8 Iancu de Hunedoara Blvd.
712042, Sector 1, Bucharest
Russia	ZAO Citibank	8-10 Gasheka Str.
125047, Moscow
Saudi Arabia	The Hong Kong & Shanghai Banking Corporation Limited acting through its agent, HSBC Saudi Arabia Ltd.	PO Box 9084
Riyadh, Saudi Arabia 11413
Serbia	UniCredit Bank Srbija a.d.	Rajiceva 27-29
11000 Belgrade
Singapore	Citibank, N.A., Singapore Branch
8 Marina View
#21-00 Asia Square Tower 1
Singapore 018960

Slovak Republic	Citibank Europe plc, pobocka zahranicnej banky	Mlynské nivy 43
825 01 Bratislava 26
Slovenia	UniCredit Banka Slovenija d.d. Ljubljana.	Smartinska 140
1000 Ljubljana
South Africa	Citibank, N.A., South Africa Branch	145 West Street
Sandown
2196 Johannesburg
Spain	Citibank International Limited, Sucursal en Espana	Sucursal en Espana, J. Ortega y Gasset, 29, Fourth floor
28006, Madrid
Sri Lanka	Citibank, N.A., Colombo Branch	65C Dharmapala Mawatha
Colombo 7
Sweden	Citibank International Limited (England), Sweden Branch
Box 1422
111 84 Stockholm
Sweden

Switzerland	Citibank, N.A., London Branch	Citigroup Centre, Canary Wharf
London E14 5LB, United Kingdom
Taiwan	Citibank Taiwan Limited	16F, No. 1, Songzhi Road,
Taipei 110 Taiwan, R.O.C.
Tanzania	Standard Bank of South Africa Ltd. acting through its affiliate, Stanbic Bank Tanzania Ltd.	Corner: Ali Hassan Mwinyi/Kinondoni Road
P.O.Box 72647, Dar-es-Salaam
Tanzania
Thailand	Citibank, N.A., Bangkok Branch	18th Floor, 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110
Tunisia	Union Internationale de Banques
65, Avenue Habib Bourguiba
1000 Tunis
Tunisia

Turkey	Citibank, A.S.	Buyukdere Caddesi 100
80280 Esentepe, Istanbul
Uganda	Standard Chartered Bank of Uganda Limited	5 Speke Road
PO Box 7111
Kampala, Uganda
United Arab Emirates, ADX	Citibank, N.A., UAE	Al Wasl Branch
Oud Metha Building
P.O. Box 749, Dubai, UAE
United Arab Emirates, DFM	Citibank, N.A., UAE	Al Wasl Branch
Oud Metha Building
P.O. Box 749, Dubai, UAE
United Arab Emirates, NASDAQ Dubai	Citibank, N.A., UAE	Al Wasl Branch
Oud Metha Building
P.O. Box 749, Dubai, UAE
Ukraine	PJSC "Citibank"	16-g Dymytrova Street
03150 Kyiv
Ukraine
United Kingdom	Citibank, N.A., London Branch	Citigroup Centre, Canary Wharf
London E14 5LB
United	Citibank, N.A., New York Offices	388 Greenwich Street,
States		New York, NY 10013
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463
Casilla de Correo 90
Montevideo, Uruguay 11000
Venezuela	Citibank, N.A., Caracas Branch	Centro Commercial El Recreo, Torre Norte. Piso 19
Av. Casanova Sabana, GrandeCaracas 1050 D.C.
Vietnam	Citibank, N.A., Hanoi Branch	17 Ngo Quyen, Ha Noi
Vietnam
Zambia	Standard Chartered Bank of Zambia Plc.	Standard Chartered House
Cairo Road, PO Box 32238
Lusaka, Zambia

Zimbabwe	Standard Bank of South Africa Ltd. acting through its affiliate Stanbic Bank Zimbabwe Ltd.
59 Samora Machel Avenue
Harare
Zimbabwe